EXHIBIT 1A-11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form 1A of our report dated July 15, 2021 on the financial statements of U.S. Stem Cell, Inc. and the reference to our firm under the heading “Experts” in the prospectus included in this Registration Statement on Form 1A.

/s/ RBSM LLP

New York, NY

August 27, 2021